UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 30, 2026

SENMIAO TECHNOLOGY LIMITED
(Exact name of registrant as specified in its charter)

Nevada	001-38426	35-2600898
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16F, Shihao Square, Middle Jiannan Blvd. High-Tech Zone, Chengdu Sichuan, People’s Republic of China	610000
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: +86 28 61554399

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	AIHS	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.02 Non-Reliance on Previously Issued Financial Statements or Completed Interim Review.

The Audit Committee (the “Audit Committee”) of the Board of Directors of Senmiao Technology Limited (the “Company”), after discussion with the Company’s management, concluded that the Company’s previously issued unaudited condensed financial statements contained in the Company’s Quarterly Report (“2026 Quarterly Report”) on Form 10-Q for the period ended December 31, 2025 (the “Non-Reliance Period”), originally filed on February 13, 2026, should no longer be relied upon. Similarly, related press releases, earnings releases, and investor communications describing the Company’s unaudited condensed financial statements for the Non-Reliance Period should no longer be relied upon.

The Company’s review of the above-mentioned filing revealed that the Company misclassified the issuance of 905,000 pre-funded warrants to purchase 905,000 shares of the Common Stock, at a purchase price of $1.26 per share, in a registered direct offering and the concurrent 4,510,000 private placement warrants pursuant to that certain securities purchase agreement dated November 14, 2025 in the 2026 Quarterly Report, in which the Company erroneously accounted for the warrants as equity instruments. The Company determined that the warrants should have been classified as derivative liabilities and measured at fair value.

The Company intends to file a restatement of its unaudited condensed financial statements for the Non-Reliance Period to amend and restate unaudited condensed financial statements and other financial information. The restatement is expected to have an impact on the unaudited condensed financial statements for the Non-Reliance Period with changes reflected in the relevant unaudited condensed financial statements and related disclosures and Management’s Discussion and Analysis of Financial Condition and Results of Operations.

The following is a summary of the misstatements to the Company’s unaudited condensed financial statements for the three and nine months ended December 31, 2025:

As of and for the three and nine months ended December 31, 2025 (in USD’000)

●	Understatement of derivative liabilities of $4,925 and overstatement of additional paid-in capital of $2,829 as of December 31, 2025.

●	Understatement of gain on change in fair value of derivative liabilities of $813 and $813, respectively, for the three and nine months ended December 31, 2025.

●	Understatement of excess of warrant fair value over offering proceeds of $2,896 and $2,896, respectively, for the three and nine months ended December 31, 2025.

●	Overstatement of Other income, net of $13 and $13, respectively, for the three and nine months ended December 31, 2025.

The Audit Committee discussed with Marcum Asia CPAs LLP (“Marcum Asia”), the Company’s current independent registered public accounting firm, the matters disclosed in this Item 4.02.

Management has previously concluded and disclosed that the Company’s disclosure controls and procedures were not effective due to the existence of material weaknesses in the Company’s internal controls over financial reporting (“ICFR”). The Company has evaluated the impact of the errors described above on its ICFR and concluded the existing material weaknesses resulted in these errors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Senmiao Technology Limited.

Date: June 30, 2026	/s/ Ronggang (Jonathan) Zhang
Ronggang (Jonathan) Zhang,
Chairman and Chief Executive Officer

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